                                                          Registration No. 33 -
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                         ------------------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                         ------------------------------------
                               SCHULT HOMES CORPORATION
--------------------------------------------------------------------------------
                  (Exact name of issuer as specified in its charter)
          Indiana                                    35-1608892
--------------------------------                    ---------------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

221 U.S. Highway 20, Middlebury, Indiana                              46540
----------------------------------------                       ----------------
(Address of Principal Executive Offices)                             (Zip Code)

                  SCHULT HOMES CORPORATION 1995 SHARE INCENTIVE PLAN
                  --------------------------------------------------
                               (Full title of the plan)

                          Kennard R. Weaver, General Counsel
                         M. Angella Castille, General Counsel
                               Schult Homes Corporation
                           301 South Main Street, Suite 307
                               Elkhart, Indiana  46516
                -----------------------------------------------------
                       (Name and address of agent for service)

                                   (219) 296-6000
                     -------------------------------------------
            (Telephone number, including area code, of agent for service)

Approximate date of commencement of sales pursuant to this Registration
Statement:  October 19, 1996.

                           CALCULATION OF REGISTRATION FEE

Title of securities     Amount to be   Proposed maximum   Proposed maximum          Amount of
to be registered        Registered     Offering Price     Aggregate Offering        Registration
fee                                    Per Share          Price

Common Shares,            300,000      $15.25*                $4,575,000            $155.55
 no par value             shares


*Based on last sale of Common Shares on American Stock Exchange on 10/18/95, as reported.

                               SCHULT HOMES CORPORATION
                                CROSS-REFERENCE SHEET

Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

     Registration Statement
    Item Number and Caption                 Heading in Prospectus
    -----------------------                 ---------------------

1.  Plan Information                         The Plan
2.  Registrant Information and
    Employee Plan Annual Information         Available Information

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

THE PLAN.......................................................................2

DESCRIPTION OF CAPITAL SHARES..................................................7

FEDERAL TAX EFFECTS............................................................9

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974...............................10

INVESTMENT CONSIDERATIONS.....................................................10

OUTSTANDING OPTIONS...........................................................11

SUBSIDIARIES OF THE COMPANY...................................................12

UPDATING PROSPECTUS INFORMATION...............................................12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................12

DESCRIPTION OF SECURITIES.....................................................13

INTEREST OF COUNSEL...........................................................13

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................13

EXEMPTION FROM REGISTRATION CLAIMED...........................................14

EXHIBITS......................................................................14

UNDERTAKINGS..................................................................14

SIGNATURES....................................................................16


                                      PROSPECTUS

                               SCHULT HOMES CORPORATION
                              Middlebury, Indiana  46540

                              --------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------------

         This Prospectus relates to the offering by Schult Homes Corporation, an Indiana corporation (the "Company"), of 300,000 of its Common Shares, no par value (the "Shares"), issuable upon exercise of options under the Schult Homes Corporation 1995 Share Incentive Plan (the "Plan").

         The Company's principal executive office is located at 221 U.S. Highway 20, Middlebury, Indiana 46540, telephone number (219) 825-5881.

                              -------------------------

         The date of this Prospectus is March 19, 1996.

                              -------------------------

                                        PART I

         No person has been authorized to give any information or to make any representations, other than as contained herein, or incorporated by reference, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities to which this Prospectus relates in any state or other jurisdiction in which such offer or solicitation may not be lawfully made.

                                AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("Commission").

         Participants will be provided with the Company's Annual Report which will contain financial information that has been audited and reported on, with an opinion expressed, by an independent certified public accountant.

         The reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's offices at 450 Fifty Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The securities of the Company are traded on the American Stock Exchange. Reports, proxy and information statements, and other information concerning the Company can be inspected at the exchange.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, additional information about the Plan and the administrators thereof, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for the foregoing materials should be made to the Vice President of Finance, Schult
Homes Corporation, 1800 S. Main Street, Elkhart, Indiana  46514 (Telephone:
219-294-3574).

                                       THE PLAN

GENERAL INFORMATION

         The Company, with executive offices at 221 U.S. Highway 20, Middlebury, Indiana 46540, telephone (219) 825-5881, has adopted the Schult Homes Corporation 1995 Share Incentive Plan, effective October 19, 1995 (the "Plan").

         Under the Plan, options to purchase the Company's Common Shares may be granted to key employees of the Company, as defined in the Plan itself, in the form of Non-Qualified Share Options. This Prospectus provides additional information concerning the Plan.

         Under the Plan the Company may grant certain employees an option on (i.e. the right to buy) a specified number of the Company's Common Shares (the "Shares") during a period generally running from the date of grant of the option and continuing for up to ten years. The option price is set by a Committee as of the date of the grant of the option, but (See "Administration of the Plan", p. 3) will be not less than the fair market value of the Shares (as defined in the Plan). The purchase price for the Shares will be paid entirely by the eligible employee. No additional fees or expenses will be assessed against the employee.

         The receipt of an option affords an employee the opportunity to benefit from possible appreciation in the market price or value of the Company's shares occurring subsequent to the date of grant, with no capital investment required until the employees actual exercise of the option.

PURPOSE OF THE PLAN

         The successful conduct of the Company's operations is largely dependent on the judgment and interest of its employees holding important positions. The Company believes its interests are served by motivating such employees to further the long-range goals of the Company and its subsidiaries and by furthering the identity of interests of such employees and the Company's shareholders through increased employee ownership. The Company also anticipates that offering competitive incentive compensation opportunities will help attract and retain executives and other key employees for the Company and its subsidiaries who possess outstanding ability.

COMMENCEMENT OF THE PLAN

         The Plan was adopted by the Company's Board of Directors and approved by Company shareholders on October 19, 1995. The total number of securities to be offered pursuant to the Plan are 300,000 Common Shares of the Company, consisting of authorized but unissued shares or reacquired shares held by the Company as treasury shares, including shares purchased in the open market. The Plan generally permits adjustment in this number by the Company's Board of Directors to reflect increases in common shares resulting from share splits, mergers or other changes in the corporate structure of the Company.

DURATION OF THE PLAN

         The Plan contains no date of termination. Options under the Plan may be granted until the earlier of (a) the issuance of the maximum number of Shares available under the Plan or (b) termination of the Plan by the Company's Board of Directors. The Board may terminate the Plan at any time. Termination of the Plan will not adversely affect the validity of the terms of any grant previously made to a participant in any way adverse to the participant without the consent of the participant.

ADMINISTRATION OF THE PLAN

         The Committee administering the Plan is the Compensation Committee, composed of at least two (2) members of the Board of Directors of the Company who are "Disinterested Persons" as defined in the Plan. "Disinterested Persons" are defined in the Plan as directors who are not, either during service on the Committee or during the one (1) year preceding service on the Committee, granted equity securities pursuant to the Plan or any other plan of the Company or a subsidiary. However, directors will not be disqualified from serving on the Committee if they participate in the following: (a) a formula plan as defined by Regulation Section 240.16b-3(c)(2)(ii); (b) a securities acquisition plan meeting the conditions set forth at Regulation
Section 240.16b-3(d)(1); (c) a director's fee in either cash or securities; and (d) administration of a plan that does not permit participation by directors.

        The Committee has the authority to interpret the provisions of the Plan and adopt, amend, rescind rules and regulations for the administration of the Plan. It can establish or determine (a) the individuals to whom options shall be granted; (b) the purchase price of the Shares covered by each option, subject to limitations discussed herein; (c) the number of Shares to be optioned under each grant; (d) the period within which each option may be exercised; (e) any additional limitations restrictions or conditions upon options; and (f) the terms and conditions of each Share Option Agreement between the Company and the optionee.

         The Board of Directors of the Company may increase the size of the Committee and appoint additional members, remove members, and appoint new members in substitution by a majority vote. However, all Committee members must at all times be Disinterested Persons.

         The Committee is presently composed of members of the Board of Directors of the Company hereinafter named. None of the Committee members are officers or employees of the Company or any of its subsidiaries. Thus, no member of the Committee is currently eligible, nor has any member been eligible in the last year, to participate under the Plan (with the exemptions noted above) or any other plan of the Company or its subsidiaries. Committee members, and their addresses, are as follows:

         Robert J. Deputy, Godfrey Conveyor Co., Inc. 22787 County Road 14, Elkhart, IN 46516
         Donald R. Pletcher, Damon Corporation, 52570 Paul Drive, Elkhart, IN 46514
         Todd Goodwin, Gibbons, Goodwin, van Amerongen, 600 Madison Avenue, New York, NY 10022


MODIFICATIONS OF THE PLAN

         The Board of Directors may modify the Plan as it deems advisable, but may not, without majority vote of the Company's shareholders (a) except as described above in connection with share splits, merges or other changes in the corporate structure of the Company, increase the number of common shares issuable; (b) reduce the minimum option price; (c) increase the maximum period during which options may be exercised; (d) amend standards for participation in the Plan.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

         The Committee may select optionees from among the officers and other key employees of the Company or its subsidiaries designated on page 11 of this Prospectus. In selecting the individuals to whom options are granted, as well as in determining the number of Shares subject to each option, the Committee will take into consideration such factors as it deems relevant in connection with accomplishing the purpose of the Plan. (See "Purpose of the Plan" on page 2 of the Prospectus). The Plan does not provide for any maximum or minimum amount of Shares which may be provided any executive officer or other key employee. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Committee so determines.

         The Company anticipates granting options to approximately twenty (20) officers and key employees of the Company and its subsidiaries.

OPTION PRICE

         The purchase price of Shares of the Company granted under the Plan is the price set by the Committee, which may not be less than the fair market value of the Shares on the date the option is granted. Pursuant to the Plan "fairmarket value" means the closing price of the Company's Shares as reported by the American Stock Exchange on the day preceding the date of the option grant. Once the price has been established by the appropriate option agreement, the price may not be increased, subject to adjustments in connection with share splits, mergers or other changes in corporate structure of the Company by the Board of Directors.

TERMS AND CONDITIONS FOR ISSUANCE OF OPTIONS

         Under the Plan the Committee is given the authority to designate the terms and conditions of each Share Option Agreement between the Company and an optionee, as it shall deem appropriate in light of the purposes and objectives of the Plan.

         When an option is granted under the Plan, the Company will send the employee an agreement containing the terms and conditions of the option. The employee, in order to participate in the Plan as an optionee, must sign and return the agreement to the Committee or its designee.

         No optionee under the Plan will have any rights of a shareholder of the Company with respect to the Shares covered by his or her option until exercise and issuance of the Shares to the optionee.

EXERCISE OF AN OPTION

         Employees may purchase Shares during the period that an option is exercisable by delivering a written notice to the Company at its principal office by registered or certified mail stating the number of Shares with respect to which the option is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which payment for the Shares will be made. The purchase price of any Shares as to which an option is exercised is to be paid in full at the time of the purchase. The purchase price may be paid in cash, or at the election of the Committee, in previously acquired Company Shares with an aggregate Fair Market Value equal to the purchase price. For the purposes of establishing the value of the surrendered shares, "Fair Market Value" means the closing price of a Share of the Company as reported by the American Stock Exchange on the day preceding the date of exercise. If permitted by the Committee the purchase price can also be paid in any combination of cash and such Shares of the Company. If an option granted under the Plan expires or terminated for any reason without having been exercised in full, those Shares not purchased shall become available for other options under the Plan, unless the Plan itself has terminated.

WHEN THE OPTION MAY BE EXERCISED

         Under the Plan an option is exercisable during such period or periods and in such installments as are designated by the Committee at the time the option is granted, provided that each option shall expire no later than ten years from the date in which it is granted.

         Generally no option may be exercised prior to the first yearly anniversary of the date upon which the option was granted, except in the discretion of the Committee, when the optionee terminates employment with the Company or its subsidiaries as a result of death, disability or retirement. The Committee may also place "vesting" restrictions on the options, causing them to become exercisable in "stages" over the life of the option. These restrictions may be placed upon the options by the Committee at the time the options are granted. However, options will become immediately exercisable in full in the event a Change in Control occurs in the Company or its subsidiaries. While the definition of a "Change in Control" is complex, it may be summarized as an event which would (1) require disclosure or reporting under applicable securities laws; (2) result in a person or group owning thirty percent (30%) of the Company, combined with the election by such person or group of one or more members of the Board of Directors of the Company or its Subsidiaries; (3) result in a person or group owning fifty percent (50%) of the Company; or (4) have the effect of placing control of the Company in a person or group other than the present shareholders of the Company.

EFFECT OF TERMINATION OF EMPLOYMENT ON THE EXERCISE OF THE OPTION

         Under the Plan if an individual ceases to be employed by the Company, including its subsidiaries, his option terminates within sixty (60) days after the date the individual's employment terminates; provided, that if the cessation of employment is due to discharge for good cause, death, disability or retirement, other time periods apply. If the individual's employment terminates for good cause as defined in the Plan, the individual's option terminates immediately. If the individual's employment with the Company or its subsidiaries ceases because of death or disability, then the option may be exercised until the first anniversary of the date of death or disability. If the individual retires from the Company or its subsidiaries, the option must be exercised no later than the first anniversary of the date of retirement or an extension for the date of exercise must be obtained from the Committee.

         When an optionee terminates employment with the Company within one (1) year after the date of a Change in Control, as defined in Section 3.6 of the Plan, and as generally described above in "When the Option May be Exercised" on page 5, the option shall remain exercisable for a period of three (3) months following such termination of employment, subject, of course, to the normal expiration date of the option.

RESALE RESTRICTIONS

         Options granted pursuant to the Plan may not be transferred except by will or the laws of descent and distribution. Only the participant may exercise the option during the participant's lifetime.

         "Affiliates" of the Company (the definition of which in the Rules of the Commission is very broad and may include certain officers and directors of the Company and others) may not re-offer or resell any Shares purchased upon exercise of options covered hereunder except pursuant to Rule 144 of the Securities Act of 1933 ("Rule 144" and the "Act"), pursuant to any other applicable exemption from registration under the Act, or pursuant to an effective registration statement under the Act. In addition, Section 16 of the Exchange Act may restrict resales by any officer, director or 10% shareholder of the Company, and the registration requirements of any applicable state securities laws may also restrict resales of such Shares by an optionee. Optionees should consult their attorneys prior to the sale of any Shares purchased pursuant to options for advice as to compliance with applicable legal requirements on resale or otherwise.

EFFECT OF SHARE SPLITS

         Under the Plan, the Committee may make such provisions as the Board of Directors may determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices, in the event of changes in the outstanding Shares of the Company by reason of share dividends, share splits, recapitalization, reclassification, mergers, consolidation, combinations or exchanges of shares.

                            DESCRIPTION OF CAPITAL SHARES

COMMON SHARES

         The authorized capital of the Company consists of 10,000,000 Shares, no par value, and 2,000,000 Preferred Shares, $100 par value. There are 3,731,032 Shares issued and outstanding as of the close of business on September 15, 1995, and no Preferred Shares outstanding. Each Share is entitled to one vote.

         There are no Preferred Shares outstanding and the Company has no present intention of issuing any Preferred Shares. The Preferred Shares, when issued, have preference on liquidation, at their $100 par value. Preferred Shares also have preference over payment of dividends unless and until $2.00 per share is paid on Preferred Shares during any fiscal year.

         Holders of Shares are entitled to receive dividends as declared, from time to time, by the Board of Directors out of funds legally available therefor. There are additional restrictions on dividend payments pursuant to the Credit Agreement between the Company, NBD Bank, N.A. and NBD Bank. In the event of the liquidation, dissolution or winding up of the Company, the holders of Shares are entitle to share ratably in all assets remaining after payment of liabilities. The Shares have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no sinking fund provisions applicable to the Shares. The Shares being sold by the Company in this offering will be, and all currently outstanding Shares of the Company are, duly authorized, validly issued, fully paid and nonassessable.

         Executive officers and directors of the Company and their affiliates and certain other shareholders own 405 Shares that are "restricted" securities within the meaning of Rule 144, and may not be sold without registration or an exemption from registration such as under Rule 144. Except for the restrictions on sale noted below, such persons may sell their Shares at any time under Rule 144, subject to volume limitations contained in Rule 144.

         Restricted Shares are available for sale under the provisions of Rule 144 on the open market. No precise predictions can be made as to the effect, if any, that sales of restricted shares will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of restricted shares in the public market could adversely affect prevailing market prices.

         Sections 23-1-43-1 through -24 of the Indiana Business Corporation Law ("IBCL") prohibit certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations (which would include the Company) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for five years following the interested shareholder's acquisition date, unless the acquisition was approved in advance by the Board of Directors. Moreover, the business combination must meet all requirements of the Company's Amended Articles of Incorporation as well as the requirements specifically set out in the IBCL.

         Several price and procedural requirements of the IBCL must be satisfied unless the Board of Directors approves the interested shareholder's acquisition in advance, or the business combination is approved by a majority vote of Shares not held by the interested shareholder or its affiliates, no earlier than five years after the interested shareholder's acquisition date. First, the aggregate amount of cash and the market value of non-cash consideration to be received by holders of Shares must be the higher of: (i) the highest price paid by the interested shareholder at a time when the interested shareholder was a 5% or more beneficial owner of voting shares of the corporation for the relevant class of Shares within a certain time period, plus interest (less dividends paid, up to the amount of interest): and (ii) the highest preferential amount per share to which holders of such class of securities are entitled in the event of voluntary dissolution, plus dividends declared or due; and (iii) the market value of such class of securities, as of a certain date, plus interest (less dividends paid, up to the amount of interest). Third, the consideration to be received by holders of a particular class must be distributed promptly and paid in cash or in the same form as the interested shareholder used to acquire the largest number of shares it owns in that class. Finally, the interested shareholder must not have become the beneficial owner of any more voting securities since it became an interested shareholder, with certain exceptions.

         Sections 23-1-42-1 through -11 of the IBCL regulate control share acquisitions of shares of an Indiana corporation with greater than 100 shareholders that place a shareholder (or group of shareholders) in any of the following three categories of voting power: one-fifth or more but less than one-third of all voting power of the corporation, one-third or more but less than a majority of all voting power of the corporation; and a majority or more of all voting power of the corporation. If a shareholder acquires shares that take his total holdings across any of these thresholds, the acquiring shareholder is prevented from voting all shares acquired in the transaction that causes his holdings to exceed a threshold (the "control shares") until voting rights for the control shares are approved by a majority of the corporation's disinterested shares. In the event that shareholder acquires voting rights with respect to a majority of the corporation's voting power in a control share acquisition, all shareholders are entitled to dissenters' rights as defined under Indiana law.

         The above described provisions of the Company's Amended Articles of Incorporation, By-Laws and the IBCL may have the effect of deterring tender or exchange offers for the Company's Shares. Such provisions also may have the effect of maintaining incumbent management or of discouraging or defeating proposals that might be viewed as favorable by the holders of a majority of Shares.


                                 FEDERAL TAX EFFECTS

         The discussions set forth herein are not intended as a comprehensive discussion of all tax aspects of the Plan. Some provisions of the Internal Revenue Code ("IRC") have only been summarized, and additional rules may be contained in regulations yet to be issued. In addition, significant changes in applicable tax laws may be made in the near future. An employee, therefore, should consult with his or her own tax advisor with respect to the employee's tax consequences arising from an option.

         The Plan is not qualified under Section 401 (a) of the IRC. Options granted under the Plan are not intended to meet the requirements of Section 422 of the IRC. An optionee granted an option under the Plan generally does not realize taxable income at the time the option is granted. The purchase of the optioned stock triggers tax consequences for the optionee. The optionee must recognize ordinary income in the amount of the value of the stock purchased, less any amounts paid for the stock. The Company is allowed to deduct the value of the option as a business expense for the tax year in which the option is included in the gross income of the employee. The deduction amount for the Company is the same as the amount included by the employee in gross income.

         Because the amount of ordinary income realized by the optionee will be treated as compensation, it will likely be subject to applicable withholding of federal and state income taxes and social security taxes. The Company will make arrangements with the optionee, prior to the delivery of any stock purchased, for the payment by the optionee of the amount of money required to be withheld by the optionee's employer. Under the Plan, the Committee may allow the withholding tax to be paid may be paid by an optionee's surrender of equivalent value in Company Shares.

         The basis of Shares in the hands of the optionee after exercise will be equal to the price paid by the optionee for the shares plus the amount of ordinary income realized upon exercise. A subsequent gain or loss on sales of the Shares will be taxed at ordinary income tax rates.

         Each optionee is advised to consult his or her own tax advisor with respect to the status and tax consequences of recent legislation upon an option or an acquisition of Shares in the Company.

         An optionee who pays for option shares with previously acquired Shares of the Company will not recognize gain or loss on the Shares surrendered. Both the holding period and the basis of the original Shares will carry over into the new Shares if the option Shares are equal in number to the Shares surrendered. If Shares received exceed Shares surrendered, excess Shares have a basis equal to cash paid upon exercise plus the amount included in income as compensation, with the holding period running from the date the excess Shares were acquired.


                   EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

         No employees are presently participating in the Plan and the Plan is not subject to the Employment Retirement Income Security Act of 1974 ("ERISA").


                              INVESTMENT CONSIDERATIONS

         All participants in the Plan, as key executives and officers of the Company, are presumed to have in depth knowledge of the manufactured housing business and industry and any risks attendant to either the business or industry will not be addressed in the Prospectus. However, the Participants may not be aware that the Shares have historically not traded in great volume and so the market demand for the Shares may not be great.

MANAGEMENT CONTROL

         All directors and officers of the Company currently control 19.6% of the outstanding Shares. Because management control is less than 50% of the outstanding Shares, other shareholders could potentially engage in proxy solicitation and garner a majority of the Shares and ultimately replace existing directors and officers. Such a takeover fight could have a negative effect on the market value of the Shares and consequently the Participant's could either receive less profit when they exercise their options and sell their Shares or they could have to wait longer to sell their Shares to be able to realize any profit at all.

REPURCHASE OF ISSUED SHARES

         Participants should be aware that on February 15, 1995 the Board of Directors authorized a resolution to repurchase up to 350,000 Shares at a maximum price of $11.00. The effect of the Company's repurchase of Shares will be to increase the proportionate share in the Company represented by each outstanding Share.

DILUTION
         The Common Shares issued pursuant to the Plan, and the number of Shares subject to options, are subject to dilution in the event the Board of Directors decides to issue any of the authorized and unissued shares. There are other existing option plans, pursuant to which the Board may also issue Shares in its discretion, from time to time.


                                 OUTSTANDING OPTIONS

         As of December 31, 1995, the Company had granted 80,000 options under the Plan.

         In 1986 the Board of Directors adopted and the Company's shareholders approved the reservation of 75,000 Shares under an Employee Stock Option Plan. Of the Shares reserved for issuance, options to purchase 27,364 Shares have been exercised as of December 31, 1995. Options under the plan are "incentive stock options", which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

         In September of 1986, the Company granted options to 33 employees to purchase 24,125 Shares, of which options to purchase 19,250 Shares have been exercised. Except for the options to purchase 1,250 Shares granted to each of Walter E. Wells, Francis Kennard and John Guequierre at an exercise price of $.44 per Share which expired in September 1991, such options were exercisable at a price of $.40 per Share until September 1996. In September, 1987 the Company granted options to 21 employees to purchase 22,507 Shares of which options to purchase 8,114 have been exercised as of the date hereof. Such options are exercisable at a price of $3.00 per Share until September 1997.

         On March 3, 1990, the Board of Directors approved an Employee Share Purchase Plan. Under the Plan, employees are permitted to purchase authorized and unissued Shares of the Company at fair market value, from time to time via payroll deductions. The aggregate number of Shares available for this purpose is 100,000 for the 10 years ending October 31, 1999. As of December 31, 1995, 8,789 Shares had been purchased pursuant to this plan.

         The fair market value of a single Share at the close of business on October 18, 1995, was $15.25. Based upon option prices for the options outstanding at October 18, 1995, the approximate value as of that date, of all outstanding options under the previous plan was $248,708.00 (calculated by subtracting the option price for all outstanding options from the fair market value of all shares which are the subject of such outstanding options). All such options are at this time exercisable.


                             SUBSIDIARIES OF THE COMPANY

         Officers and key employees of the following subsidiaries of the Company may be entitled to participate under the Plan:

         1.  Marlette Homes, Inc., an Indiana corporation;
         2.  Elkhart Capital Corp., an Indiana corporation;
         3.  Schult Homes-Georgia Corporation, a Georgia corporation.

                           UPDATING PROSPECTUS INFORMATION

         The information contained in this Prospectus may, from time to time, be updated, amended or modified. To accomplish such updating, amendment or modification, the Company reserves the right to provide participants in the Plan with new information in the form of an appendix to this Prospectus. Such a procedure is known as appendix updating in conjunction with an "evergreen" Prospectus, and this Prospectus must be read only in conjunction with, and as updated, amended or modified by such appendices.


                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company incorporates by reference into this Prospectus the following documents:

         (a) The Company's latest annual report filed pursuant to Section 13 or

             15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Act which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the Prospectus referred to in subparagraph (a) above; and

         (c) The description of the Company's Shares which is contained in any registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents.


                              DESCRIPTION OF SECURITIES

         The Shares are registered under Section 12 of the Exchange Act, and the Plan interests are not being registered.


                                 INTEREST OF COUNSEL

         Certain legal matters in connection with the Shares offered hereby are being passed upon for the Company by Baker & Daniels, Elkhart, Indiana. Kennard
R. Weaver, a partner in Baker & Daniels, General Counsel and Secretary to the Company, beneficially owns 6,002 Shares of the Company. Mr. Weaver is not an "officer" of the Company within the meaning of the Act.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article X of the Company's Articles of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         EXEMPTION FROM REGISTRATION CLAIMED

         The Shares to be registered are not being reoffered or resold and therefore no exemption is being claimed.


                                       EXHIBITS

         1995 Schult Homes Corporation Share Incentive Plan
         Opinion of Baker & Daniels as to legality of Shares being registered Consent of Baker & Daniels
         Consent of KPMG Peat Marwick


                                     UNDERTAKINGS

         A. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the Prospectus, the annual report for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         B. The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

         C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrations:
              (i) To include any Prospectus required by Section 10(a)(3) of the Act;
              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    E. (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the

              Exchange Act.

         (2)  Where interim financial information required to be presented by
              Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

    F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Indiana, on the 19th day of March, 1996.

SCHULT HOMES CORPORATION

   /s/ Walter E. Wells
---------------------------------
By (Signature and Title)
Walter E. Wells, President

         KNOW ALL PERSONS BY THESE PRESENTS that the undersigned directors and/or officers of Schult Homes Corporation, an Indiana corporation, hereby constitute and appoint Walter E. Wells, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names any amendment or amendments to this registration statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.


    Signature                          Title                         Date
    ---------                          -----                         ----

   /s/ Todd Goodwin
---------------------------------      Director                      3/19/96
Todd Goodwin

  /s/ Walter E. Wells
---------------------------------      Director and President        3/19/96
Walter E. Wells


---------------------------------      Director                      3/  /96
Walter O. Wells

  /s/ John P. Guequierre
---------------------------------      Director and President        3/19/96
John P. Guequierre                     Manufactured Housing

  /s/ Francis Kennard
---------------------------------      Director and Senior           3/19/96
Francis Kennard                        Vice President, Marketing

  /s/ Donald Pletcher
---------------------------------      Director                      3/19/96
Donald Pletcher

  /s/ Robert J. Deputy
---------------------------------      Director                      3/19/96
Robert J. Deputy

  /s/ Frederick A. Greenawalt
---------------------------------      Principal Accounting          3/19/96
Frederick A. Greenawalt                Officer

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Indiana, on March 19, 1996.

Schult Homes Corporation
1995 Share Incentive Plan              Title                         Date
-------------------------              ------                        ----

   /s/ Donald Pletcher
---------------------------------      Compensation Committee        3/19/96
Donald Pletcher                        Member and Director

   /s/ Robert J. Deputy
---------------------------------      Compensation Committeer
Robert J. Deputy                       Member and Director           3/19/96

   /s/ Todd Goodwin
---------------------------------      Compensation Committee
Todd Goodwin                           Member and Director           3/19/96

                                    EXHIBIT INDEX

EXHIBIT                                                EXHIBIT

    Instruments Defining Rights                            4
    of Security Holders

*        a.   Schult Homes Corporation
              1995 Share Incentive Plan

**        b.   Article X of the Articles of
              Incorporation of Schult Homes
              Corporation

    Opinion and Consent of Baker & Daniels                 5

    Consents

              Consent of Certified
              Public Accountant                           23


* Previously filed with the Securities and Exchange Commission and subsequently amended.
**   Previously filed with the Securities and Exchange Commission.